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                                                                  EXHIBIT (E)(1)

                           CONFIDENTIALITY AGREEMENT

     THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of February 7, 2000, by and between Parker Hannifin Corporation ("A") and Wynn's International, Inc. ("B").

     A. A and B (each, together with its respective Affiliates, a "Party" and collectively, the "Parties") are considering a possible transaction and in connection therewith, are prepared to make available to each other certain information concerning their respective businesses, financial condition, operations, assets and liabilities.

     B. A and B desire to enter into this Agreement for the purpose of setting forth the conditions upon which the information will be made available and the agreement of the Parties with respect to the information so disclosed.

     NOW, THEREFORE, in consideration of the foregoing and the covenants hereinafter set forth, A and B hereby agree, on behalf of themselves and their Affiliates, as follows:

     SECTION 1. Definitions.

     (a) Affiliate. The term "Affiliate" shall have the same meaning as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (b) Disclosing Party. The term "Disclosing Party" shall mean the Party disclosing Evaluation Material to the other Party.

     (c) Evaluation Material. The term "Evaluation Material" shall mean all information in any form, whether written or oral, previously or hereafter conveyed or disclosed by a Disclosing Party to a Receiving Party as contemplated hereby, and shall include all notes, analyses, compilations, studies, interpretations and other documents prepared by the Receiving Party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiving Party or its Representatives by the Disclosing Party or its Representatives. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (ii) was within the possession of the Receiving Party prior to it being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant hereto, provided that the source of the information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to the information or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Representatives, provided that the source was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to the information.

     (d) Highly Confidential Information. The term "Highly Confidential Information" shall mean Evaluation Material that refers to or consists of competitively sensitive price, promotional, marketing or product information.

     (e) Receiving Party. The term "Receiving Party" shall mean the Party to which Evaluation Material is disclosed by the Disclosing Party as contemplated hereby.

     (f) Representatives. The "Representatives" of a Party shall mean the directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, lenders and financial advisors) of that Party.

     SECTION 2. Use and Disclosure of Evaluation Material.

     (a) Each Party hereby agrees, as a Receiving Party, that it and its Representatives shall use the Evaluation Material solely for the purpose of evaluating a possible transaction with the Disclosing Party and that the Evaluation Material will be kept confidential and that the Receiving Party and its Representatives will
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not disclose any of the Evaluation Material in any manner whatsoever, provided, however, that the Receiving Party (i) may disclose the Evaluation Material that the Disclosing Party has agreed in writing may be disclosed, and (ii) the Evaluation Material may be disclosed to the Receiving Party's Representatives who need to know the information for the sole purpose of evaluating a possible transaction with the Disclosing Party, who agree to keep the Evaluation Material confidential and who are provided with a copy of this Agreement; provided further, that Highly Confidential Information will not be disclosed without the prior consent of both Parties and the approval of their respective outside legal counsel, except on a need to know basis to their outside legal counsel and to experts retained by them who agree to keep the Highly Confidential Information confidential and who are provided with a copy of this Agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. In any event, the Receiving Party shall be responsible for any breach of this Agreement by any of its Representatives and the Receiving Party agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

     (b) Each Party, as a Receiving Party, agrees that, without the prior written consent of the Disclosing Party, neither it nor its Representatives will
(i) disclose to any other person the fact that the Evaluation Material has been made available to it, that discussions or negotiations are taking place concerning a possible transaction involving the Disclosing Party or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless in the written opinion of legal counsel for the Receiving Party the disclosure is required by law or stock exchange rule and then only with as much prior written notice to the Disclosing Party as is practical under the circumstances, or (ii) make any contact of any nature concerning a possible business combination between A and B with any officer, employee, supplier, customer, bank or other lender of or to A or B, except, as otherwise approved in advance in writing by Mr. Michael J. Hiemstra on behalf of A and Mr. James Carroll or Mr. Seymour A. Schlosser on behalf of B. The term "person" as used in this Agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

     (c) In the event a Receiving Party or any of its Representatives is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its Representatives is nonetheless, in the written opinion of its counsel, legally compelled to disclose Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material which such counsel advises it is legally required to disclose, provided that the Receiving Party exercises reasonable efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material by such tribunal.

     SECTION 3. Return and Destruction of Evaluation Material. If either Party decides that it does not wish to proceed with a transaction with the other Party, the Party so deciding shall promptly inform the other Party of that decision. In that case, or at any time upon the request of either Party for any reason, each Party will promptly deliver to the other Party all documents (and all copies thereof) furnished to it or its Representatives by or on behalf of the other Party pursuant hereto. In the event of such a decision or request, all Evaluation Material prepared by each Receiving Party or its Representatives shall be destroyed and no copy of any Evaluation Material shall be retained. Notwithstanding the return or destruction of the Evaluation Material, each Party and its Representatives will continue to be bound by the obligations of confidentiality and other obligations hereunder.

     SECTION 4. No Representations or Warranties. Each Party understands and acknowledges that neither the other Party nor any of its Representatives (including, without limitation, its financial advisors) makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material.
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Each Party agrees that neither the other Party nor any of its Representatives
(including, without limitation, its financial advisors) shall have any liability to it or to any of its Representatives relating to or resulting from the use of the Evaluation Material. Only those representations and warranties made in a final definitive agreement regarding the transactions contemplated hereby, when, as and if executed, and subject to the limitations and restrictions specified therein, will have any legal effect.

     SECTION 5. Mutual Standstill Agreement.

     (a) Without A's prior written consent, B will not (and B will insure that its Affiliates will not) for a period of two years from the date of this
Agreement: (i) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities of A or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities; (ii) seek or propose, alone or in concert with others to control or influence in any manner the management, the Board of Directors or the policies of A; (iii) make any proposal or any statement regarding any third party proposal, whether written or oral, to the Board of Directors of A or any director or officer of A, or otherwise make any public announcement or proposal whatsoever, with respect to any transaction or proposed transaction between A or any of its security holders and B or any of B's Affiliates, including, without limitation, any acquisition, tender or exchange offer, merger, sale of assets or securities, or other business combination, unless (a) A's Board of Directors or its designated representative shall have requested in advance the submission of such proposal, (b) such proposal is directed to A's Board of Directors or its designated representatives, and (c) any public announcement with respect to such proposal is approved in advance by A's Board of Directors; (iv) make a request in any form (other than a confidential request directed to A's Board of Directors) that the prohibitions of this Section 5 be waived or that A take any action which would permit B to take any of the actions described in this Section 5; or (v) enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing.

     (b) Without B's prior written consent, A will not (and A will insure that its Affiliates will not) for a period of two years from the date of this
Agreement: (i) purchase or otherwise acquire, or offer, seek, propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities of B or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities; (ii) seek or propose, alone or in concert with others to control or influence in any manner the management, the Board of Directors or the policies of B; (iii) make any proposal or any statement regarding any third party proposal, whether written or oral, to the Board of Directors of B or any director or officer of B, or otherwise make any public announcement or proposal whatsoever, with respect to any transaction or proposed transaction between B or any of its security holders and A or any of A's Affiliates, including, without limitation, any acquisition, tender or exchange offer, merger, sale of assets or securities, or other business combination, unless (a) B's Board of Directors or its designated representative shall have requested in advance the submission of such proposal, (b) such proposal is directed to B's Board of Directors or its designated representatives, and (c) any public announcement with respect to such proposal is approved in advance by B's Board of Directors; (iv) make a request in any form (other than a confidential request directed to B's Board of Directors) that the prohibitions of this Section 5 be waived or that B take any action which would permit A to take any of the actions described in this Section 5; or (v) enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing.

     SECTION 6. No Obligations. Each Party agrees that unless and until a final definitive agreement regarding a transaction between the Parties has been executed and delivered, neither Party will be under any legal obligation of any kind whatsoever with respect to any transaction by virtue of this Agreement except for the matters specifically agreed to herein. Each Party further acknowledges and agrees that each Party reserves the right, in its sole discretion, to reject any and all proposals made by the other Party or any of its Representatives with regard to a transaction between the Parties, and to terminate discussions and negotiations at any time.
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     SECTION 7. No Waiver. It is understood and agreed that no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise or the exercise of any other right, power or privilege hereunder.

     SECTION 8. Remedies. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by a Party or any of its Representatives and that the other Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach. Those remedies shall not be deemed to be the exclusive remedies for breach of this Agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a Party or any of its Representatives has breached this Agreement, then the Party so breaching this Agreement shall be liable and pay to the other Party the reasonable legal fees incurred by that Party in connection with the litigation, including any appeal therefrom.

     SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 10. Amendments. The provisions of this Agreement may not be amended, modified or supplemented except by an agreement in writing signed by both of the Parties.

     SECTION 11. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Parties.

     SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 13. Severability. In the event that any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of that provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

     SECTION 14. Entire Agreement. This Agreement is intended by the Parties as a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein.
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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

                                          PARKER-HANNIFIN CORPORATION

                                                /s/ MICHAEL J. HIEMSTRA
                                          --------------------------------------
                                          By: Michael J. Hiemstra

                                          WYNN'S INTERNATIONAL, INC.

                                          By:   /s/ SEYMOUR A. SCHLOSSER
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